CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into this 2nd day of December 2008, by and between American Rental Management Company, a Delaware corporation (the “Company”), and Edwin L. Kelly (the “Consultant”).
RECITALS

WHEREAS, the Company is a wholly-owned subsidiary of American Community Properties Trust (“ACPT”) and provides management and other services to ACPT;
WHEREAS, the Consultant has been an executive officer of the Company for numerous years and therefore possesses unique and valuable experience and expertise relating to the Company;
WHEREAS, in order to provide continuity of management and to take advantage of the Consultant’s expertise, ACPT, through the Company, wishes to secure the services of the Consultant, and the Consultant wishes to provide such services, in accordance with the terms and subject to the conditions provided herein;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:

I. POSITION
A.           The Company hereby engages the Consultant, and the Consultant hereby agrees, to serve as principal business consultant to ACPT and the Company, and shall be available to provide consulting services as requested from time to time by the Board of Trustees of ACPT (the “Board”) or the Chief Executive Officer.  The Consultant shall report directly to the Chief Executive Officer and shall render such services to ACPT as are customarily rendered by a consultant, including, but not limited to, advising ACPT on general business strategies, strategic opportunities, and other matters related to the business of ACPT and its affiliates.
B.           The Consultant shall not be required to provide more than 250 hours of services during each year that this Agreement is in effect.

II. TERM
The term of this Agreement (the “Term”) shall commence on the date hereof, shall continue for a term of one year (“Term”), and shall renew automatically on a year to year basis unless Consultant or the Company gives the other notice of his/its intent not to renew this Agreement at least thirty (30) days prior to the date on which employment would otherwise renew for a successive one year period under this Agreement.  Notwithstanding the preceding, the Agreement may be terminated as set forth herein:
A.   If the Consultant dies, the Consultant’s engagement and this Agreement shall terminate automatically upon such date of death and the Company shall have no further obligations hereunder, subject to Section IV.B.
B.   In the event that the Consultant becomes Disabled during the Term, the Company at its option may terminate Consultant’s engagement and this Agreement, in which case the Company shall have no further obligations hereunder.  For purposes of this Agreement, the Consultant shall become “Disabled” at such time as the Consultant has a physical or mental condition, verified by a physician designated by the Company, which in the judgment of the Board prevents the Consultant from carrying out one or more of the material aspects of his assigned duties for at least 120 consecutive days or for more than one hundred twenty (120) cumulative days in any 12 month period.  The Consultant agrees, upon request of the Board, at a time convenient to the Consultant during a 30-day period designated by the Board, to submit to any medically reasonable examination by a physician designated by the Company.
C.   The Company may, at its election, terminate the Consultant’s engagement and this Agreement for cause.  For purposes of this Agreement, “cause” shall be defined as (1) Consultant’s conviction of, or plea of nolo contendere to, a felony or any crime involving dishonesty, disloyalty, fraud, or moral turpitude; (2) Consultant’s material breach of any material obligation in this Agreement; (3) Consultant’s engaging in conduct constituting a material breach of any fiduciary duty to the Company or ACPT; or (4) any act of dishonesty, fraud, theft, misrepresentation, or embezzlement by Consultant that harms or injures the Company or ACPT;  In the event the Company elects to terminate the Consultant’s engagement for cause, such termination may be made effective immediately, and no advance notice shall be required.  The decision to terminate the Consultant’s engagement for cause must be approved by the Board.
D.   Either the Company or the Consultant may elect to terminate this Agreement without cause.  In such a case, advance written notice of termination shall be delivered by the terminating party to the non-terminating party at least thirty (30) days prior to the end of the Term.  In addition, if the Company terminates the engagement without cause or the Consultant terminates the engagement for “Good Reason,” the Company agrees to pay the Consultant the remaining fee payments due hereunder for the balance of the Term.  The decision to terminate the Consultant’s engagement without cause must be approved by the Board.
       For purposes of this Agreement, the Consultant shall have terminated the Agreement for a Good Reason if the Consultant terminates the Agreement within 30 days of prior written notice to the Company following the occurrence of (1) the Company instructing the Consultant, despite his written objection delivered to the Board, to take any action which is in violation of any law, ordinance or regulation or would require any act of dishonesty or moral turpitude; or (2) the Company committing a material breach of any of the provisions of this Agreement, provided that the Company fails to remedy those circumstances within thirty (30) days of its receipt of notice.
E.   In the event that ACPT sells all, or substantially all, of its assets, this Agreement shall terminate automatically upon the date of such sale, and neither party shall have any further obligations hereunder, subject to Section IV.B.

III. DUTIES AND RESPONSIBILITIES
A.   During the period of his engagement hereunder, the Consultant shall not, without the written consent of the Board or a person authorized by the Board, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Consultant of his duties as an Consultant of ACPT and the Company any Confidential Information obtained by him while serving as a consultant to the Company with respect to any of ACPT’s or its affiliates’ products, services, customers, suppliers, marketing techniques, methods or future plans.  For purposes of this Agreement, “Confidential Information” means information that is not generally known or available to the public and which is used, developed or obtained by ACPT and its affiliates, including the Company, relating to its business and the businesses of its clients, vendors, agents, brokers or customers, including, but not limited to: business and marketing strategies; distribution channels; products or services; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; information relating to the Company’s existing and prospective clients, vendors, agents, brokers or customers and their confidential information; existing and prospective client, vendor, agent, broker or customer lists and other data related thereto; information relating to the Company’s employees; all trade secret information protected by the federal Economic Espionage Act of 1996, 18 U.S.C. §1831 et seq.; and all similar and related information in whatever form.  Confidential Information shall not include any information that has been published in a form generally available to the public (through no wrong doing of Executive or anyone else) prior to the date upon which Executive proposes to disclose such information.  The Consultant shall be allowed to disclose Confidential Information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that the Consultant (a) discloses to his attorney the provisions of this subsection A and (b) agrees not to waive the attorney-client privilege with respect thereto.
B.   Nothing in this Agreement shall be deemed to restrict the Consultant from pursuing or engaging in other business activities provided that such activities do not unreasonably interfere with the performance of his responsibilities hereunder.
C.   Consultant agrees that any ideas, inventions and materials created by him in connection with this Agreement will be the property of the Company  All works of authorship prepared by the Consultant under this Agreement will be “works made for hire” for the Company and will be deemed the sole author thereof, automatically upon their creation, as contemplated by Section 101 of the United States Copyright Act of 1976 as amended.  In the event that any such work is not a work made for hire, Consultant hereby irrevocably transfers and assigns to the Company in perpetuity throughout the world and in all media channels of distribution now or hereafter known, any and all rights, title and interests, including but not limited to the copyright and other proprietary rights, effective automatically as of the creation thereof.  In addition, Consultant irrevocably transfers and assigns to the Company in perpetuity throughout the world any and all rights, title and interests, including but not limited to copyrights, patent rights, trade secrets, trademarks and other proprietary rights, in and to all ideas, inventions and materials created by him in connection with or arising out of this Agreement, effective automatically as of the creation thereof.

IV. COMPENSATION
A.   The Company shall pay the Consultant an annual fee of One Hundred Twenty Thousand Dollars (US $120,000) for each Term that this Agreement is in place.  In the event that the Consultant is engaged under this Agreement for any portion of a year, the Consultant shall be entitled to receive a pro rata amount of the applicable annual fee.  The Consultant’s fee shall be paid in semi-monthly installments on the fifteenth (15th) day and last day of each calendar month.
B.   The Company shall promptly reimburse Consultant for the cost of all expenses reasonably incurred by him in rendering services hereunder; provided, however, that Consultant is expected to use his own equipment, supplies and tools unless specifically agreed otherwise with the Company.  If any costs and expenses are to be paid by the Company, Consultant must present valid receipts satisfactory to the Company.  The compensation provided for herein constitutes full consideration for the services set forth herein.

V. INDEPENDENT CONTRACTOR
A.           Consultant is retained by the Company solely for the purposes set forth herein.  Consultant shall not have the power to bind ACPT or the Company nor shall he make any such representation.  Consultant’s relation to Company shall be that of an independent contractor.
B.           Consultant understands and agrees that in the performance of this Agreement he is acting as an independent contractor and is not, and will not hold himself out to be, an agent or employee of the Company by virtue of this Agreement.  Consultant will perform the services outlined in this Agreement under the general direction of the Company, but Consultant will determine, in his reasonable discretion, the manner and means by which the services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law and proper business practices and meet accepted professional and industry standards.
C.           As an independent contractor, Consultant has the responsibility and agrees to file all returns required by law and at all times to abide by applicable federal, state, and local law requirements, assuming sole liability for all self-employment and income taxes due on income earned pursuant to this Agreement.  The Company will not treat Consultant as an employee, with respect to performance under this Agreement, for federal, state or local tax purposes or otherwise.  The Company will not be responsible for payment of workers’ compensation insurance or unemployment compensation or disability insurance, or for withholding or paying employment-related taxes based on services Consultant provides under this Agreement.  Consultant acknowledges, pursuant to this Agreement, that he is not entitled to any rights or benefits (including, but not limited to, vacation and insurance) to which the Company employees may be entitled.  Consultant agrees to indemnify and hold the Company harmless from any liabilities, claims or actions relating to employment taxes or benefits

VI. ARBITRATION
A.   Any dispute or controversy arising between the Consultant and the Company relating to this Agreement shall be submitted to private, binding arbitration, upon the written request of either the Consultant or the Company, before a panel of three arbitrators, under the administration of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), such arbitration to be held in Washington, D.C., or as otherwise determined by the arbitrators.  In the event of such dispute or controversy, the Company and the Consultant shall independently and simultaneously select and identify one arbitrator each, both of whom must have no past or present familial or business relationships with the parties and must possess expertise in the area of compensation of senior management employees in the real estate industry.  In the event that a party has not selected its arbitrator within 60 days of initiation of the arbitration, the AAA shall select such arbitrator.  These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials.  These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns.  The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement.  Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern.  The Consultant and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim.  In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred.  A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.
B.   Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

VII. ASSIGNABILITY AND BINDING EFFECT
The Consultant may not assign this Agreement, or any obligation or rights hereunder, to any other person or entity without the consent of the Company.  This Agreement shall be binding upon the Consultant and his heirs, executors, administrators, and successors.

VIII. GOVERNING LAW
This Agreement shall be governed by the laws of the State of Delaware (excluding the choice-of-law rules thereof).

IX. CAPTIONS
All captions contained in this Agreement are for convenience only and in no way define or describe the intent of the parties or specific terms hereof

X. SEVERABILITY
If any provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby.

XI. ENTIRE AGREEMENT
This Agreement contains the entire agreement between the parties relating to the subject matter hereof.  All prior negotiations or stipulations concerning any matter which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.
No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and such officer or director as may be specifically designated by the Board.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

XII. NOTICES; MISCELLANEOUS
For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Company:
American Rental Management Company

222 Smallwood Village Center

St. Charles, Maryland 20602

Attention:  President

If to the Consultant:
Mr. Edwin I. Kelly
6150 Simms Drive
LaPlata,  Md 20646

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

XIII.                      RETURN OF RECORDS

Upon expiration or termination of this Agreement, Consultant shall deliver to the Company all records, notes, data, memoranda, models or other materials in any form that relate to the provision of services hereunder, any ideas, inventions, materials and works of authorship created hereunder to which the Company or ACPT has ownership rights and any Confidential Information, including all copies and evidence of the foregoing in any form.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

AMERICAN RENTAL MANAGEMENT COMPANY

Date: December 2, 2008	By:

President

Date: December 2, 2008	Edwin L. Kelly